EXHIBIT 99.2

RISK MANAGEMENT SOLUTIONS, INC.

2015 EQUITY INCENTIVE PLAN

As amended and restated on 20 July 2020

1.    PURPOSE. The purpose of the 2015 Equity Incentive Plan (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Options and/or Restricted Stock Units covering Shares (collectively, “Awards”). Capitalized terms not defined in the text are defined in Section 12 hereof. Grants may be made pursuant to this Plan only if those grants qualify for exemption under Rule 701, Form S-8 (as applicable), or under other applicable state blue sky laws. Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Board so provides.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available. Subject to Sections 2.2 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,229,898 Shares. Subject to Section 2.2 hereof, Shares subject to Options or Restricted Stock Units that are cancelled, forfeited, settled in cash, used to pay withholding obligations or pay the exercise price of an Option or that expire by their terms at any time will again be available for grant and issuance in connection with other Awards. In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, or if Shares are sold or retired in settlement of Awards through a program implemented by the Company and/or an Affiliate, such Shares shall be added to the number of Shares then available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2    Adjustment of Shares. In the event that the number of outstanding Shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or any other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property) or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number of Shares reserved for issuance under this Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Awards shall (to the extent appropriate) be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board.

3.    PLAN FOR BENEFIT OF SERVICE PROVIDERS

3.1    Eligibility. The Board will have the authority to select persons to receive Awards. Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction granted for such services. A person may be granted more than one Award under this Plan. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

3.2    No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without Cause.

4.    OPTIONS. The Board may grant Options to eligible persons described in Section 3 hereof and will determine, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.

4.1    Form of Option Grant. Each Option will be evidenced by an award agreement (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Each Option granted under this Plan will be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

4.2    Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless a later date is otherwise specified by the Board. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.3    Vesting. The terms and conditions pursuant to which an Option vests and becomes exercisable shall be determined by the Board and set forth in the applicable Stock Option Agreement. Such vesting may be based on service with the Company or any Parent, Subsidiary or Affiliate of the Company, performance criteria, or any other criteria selected by the Board. At any time after the grant of an Option, the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of service; provided, that in no event shall an Option become exercisable following its expiration or termination.

4.4    Exercise Period. Options may be exercisable within the time or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of 10 years from the date the Option is granted. However, in the case of an ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the company, the term of the ISO will be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

4.5    Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted and shall not be less than the Fair Market Value per Share unless expressly determined in writing by the Board on the Option’s date of grant; provided, however, that the Exercise Price may be adjusted in accordance with the applicable requirements of Sections 424 and 409A of the Code upon a Change in Control. Payment for the Shares purchased must be made in accordance with Section 6 hereof. In addition, in the case of an Incentive Stock Option granted to an employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the Exercise Price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

4.6    Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Board (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Each Participant’s Exercise Agreement may be modified by (i) agreement of Participant and the Company or (ii) substitution by the Company of the Exercise Agreement, upon becoming a public company, in order to add the payment terms set forth in Section 6.1 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, Participant shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and payment of any applicable taxes. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.7    Termination. Subject to earlier termination pursuant to Sections 9 and 11.3 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following terms and conditions. If the Participant is a Bad

Leaver upon Termination, all of the Options shall expire immediately (regardless of whether the Service Requirement has been met) on such Participant’s Termination Date and, for the avoidance of doubt, shall not be exercisable by the Participant.

4.8    Limitations on Exercise. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.9    Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 4.5 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

5.    RESTRICTED STOCK UNITS.

5.1    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Board. After the Board determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

5.2    Vesting Criteria and Other Terms. The Board will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Board may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Board in its discretion.

5.3    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Board. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Board, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

5.4    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Board and set forth in the Award Agreement. The Board, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, other securities, other consideration or a combination.

6.    PAYMENT FOR PURCHASES AND EXERCISES.

6.1    Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board and where permitted by law:

(a)    by cancellation of indebtedness of the Company owed to the Participant;

(b)    by surrender of Shares that are clear of all liens, claims, encumbrances or security interests and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Participant in the public market;

(c)    by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(d)    by participating in a formal cashless exercise program implemented by the Board in connection with the Plan;

(e)    subject to compliance with applicable law, provided that a public market for the Company’s Common Stock exists, by exercising through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)    by any combination of the foregoing or any other method of payment approved by the Board.

6.2    Withholding Taxes. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law, or other withholding rate as determined by generally accepted accounting principles to be a maximum rate allowed to preserve equity-classification of the Awards, to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Board may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under the Award (or allow the surrender of Shares). Unless determined otherwise by the Board, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates, or such greater amount as the Board may determine if such amount would not have adverse accounting consequences, as the Board determines in its sole discretion, for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Board shall determine the Fair Market Value of the Shares for tax withholding obligations due in connection with a cashless Option exercise involving the sale of Shares to pay the Option Exercise Price or any tax withholding obligation.

7.    RESTRICTIONS ON OPTIONS.

7.1    Transferability. Except as permitted by the Board, Options granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, or through an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to an Option and, prior to exercise, the Shares to be issued on exercise of an Option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). Unless an Option is transferred pursuant to the terms of this Section, during the lifetime of the Participant an Option will be exercisable only by the Participant or Participant’s legal representative, and any elections with respect to an Option may be made only by the Participant or Participant’s legal representative. The terms of an Option shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.

7.2    Securities Law and Other Regulatory Compliance. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act (or Form S-8, as applicable), and a grant may be made pursuant to this Plan only if said grant qualifies for exemption under Rule 701 (or Form S-8, as applicable) and applicable state blue sky laws. Any requirement of this Plan which is required in law only because of a particular state blue sky exemption need not apply with respect to a particular Option to which that particular state blue sky exemption does not apply. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable, or both (a) and (b). The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

7.3    [Reserved].

7.4    Certificates for Stock. Shares received upon the exercise of Options under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Shares are registered in the name of a Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

8.    RESTRICTIONS ON SHARES.

8.1    Privileges of Stock Ownership. No Participant will have any of the rights of a shareholder with respect to any Shares until such Shares are issued to the Participant. After

Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased as described in this Section 8.

8.2    [Reserved].

8.3    Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Board may cause a legend or legends referencing such restrictions to be placed on the certificate. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

8.4    [Reserved].

8.5    Securities Law Restrictions. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

9.    CORPORATE TRANSACTIONS. If a Change in Control shall occur, then unless otherwise provided in an applicable award agreement or another written employment or similar agreement with the Company, all outstanding Awards shall be assumed, converted, or replaced by the successor or acquiring entity (if any) of such Change in Control (or by any of its Parents, if any), and the terms and conditions of such assumption, conversion or replacement will be as mutually agreed between the Board and such successor or acquiring entity (or by any of its Parents, if any), and will be binding on all Participants. In the alternative, any successor or acquiring entity in such Change in Control (or its Parents, if any) may provide a Substitute for outstanding Awards in such amount(s) and on such terms and conditions as may be mutually agreed between the Board and such successor or acquiring entity (or by any of its Parents, if any).

10.    ADMINISTRATION.

10.1    Board or Committee Authority. This Plan will be administered by the Board, who may delegate its authority to a Committee. If the Board chooses to delegate its authority to administer the Plan, subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee, should the Board delegate administrative authority, will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;

(c)    approve persons to receive Awards;

(d)    determine the form and terms of Awards;

(e)    determine the number of Shares or other consideration subject to Awards granted under this Plan;

(f)    unless otherwise determined by the Board, determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)    grant waivers of any conditions of this Plan or any Award;

(i)    determine the terms of vesting, exercisability and payment of Awards to be granted pursuant to this Plan;

(j)    correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement;

(k)    determine whether an Award has been earned;

(l)    extend the vesting period beyond a Participant’s Termination Date;

(m)    adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(n)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law;

(o)    determine each Participant’s status as a Good Leaver or Bad Leaver upon Termination;

(p)    change the vesting schedule of Awards under the Plan prospectively in the event that the Participant’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of Awards; and

(q)    make all other determinations necessary or advisable in connection with the administration of this Plan.

10.2    Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and Options to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or Option, any determination made by the Board or Committee with respect to any Option will be made in its sole discretion either (a) at the time of grant of the Option, or (b) subject to Section 4.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant an Option under this Plan, provided that each such officer is a member of the Board.

10.3    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

10.4    Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

11.    EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.

11.1    Adoption and Shareholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within 12 months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Awards shall be canceled and any issuance of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by shareholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any issuance of Shares subject to any such Awards shall be rescinded.

11.2    Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate 10 years after the later of (i) the Effective Date, or (ii) the most recent increase in the number of Shares reserved under Section 2 that was approved by shareholders.

11.3    Amendment or Termination of Plan. Subject to Section 4.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan and terminate any and all outstanding Awards upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s shareholders; provided, however, that (i) any amendment of the Plan or any form of Award Agreement shall be subject to the prior written approval of the Committee and (ii) the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to Section 25102(o) or pursuant to the Code or the regulations promulgated under the Code as such provisions apply to plans like the Plan. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

12.    DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.

“2001 SIP” means the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan, as amended from time to time.

“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.)

“Award” means a Stock Option or Restricted Stock Unit.

“Award Agreement” means a Stock Option Agreement or Restricted Stock Unit Agreement.

“Bad Leaver” means an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company who Terminates without meeting the requirements of a Good Leaver. A Bad Leaver includes a Participant who Terminates for Cause.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning ascribed thereto in any employment or consulting agreement between the Company, Parent or Subsidiary and the Participant, or, if there is no employment or consulting agreement or if any such employment or consulting agreement does not contain a definition of “cause”, then Cause shall mean the Participant’s material failure, refusal or neglect to perform his or her duties for the Company, Parent or Subsidiary, or any act involving his or her violation of Company policy, theft, embezzlement, conviction for a felony, or conviction for a misdemeanor involving moral turpitude or any other acts or omissions, as determined by the Company, which are detrimental to the business or reputation of the Company.

“Change in Control” has the meaning specified in the 2001 SIP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation & Human Resources Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

“Company” means Moody’s Corporation, a Delaware corporation.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)    if such Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)    if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(c)    if none of the foregoing is applicable to the valuation in question, by the Board in good faith.

“Good Leaver” means an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company who Terminates for circumstances outside the control of the employee, officer, director or consultant. Examples of a Good Leaver under the Plan include:

(a)    Redundancy

(b)    Retirement

(c)    Death; or

(d)    Disability.

The designation of Good Leaver status outside of the above examples will be determined by the Board in its discretion. The Board may, in its sole discretion, accelerate the vesting of Awards held by a Good Leaver.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

“Nonqualified Stock Option” or “NQSO” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.

“Option Shares” means “Option Shares” as defined in the Stock Option Agreement.

“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).

“Participant” means a person who receives an Award under this Plan.

“Plan” means this 2015 Equity Incentive Plan, as amended from time to time.

“Redundancy” means Participant’s Termination by the Company, in the Company’s sole discretion, because the requirements for the Participant to perform work of a specific type or to conduct such work at the location in which the Participant is employed has ceased or diminished.

“Retirement” means Participant’s Termination by reason of retirement as determined by the Board and in accordance with the Company’s policy and practice (as may be in place from time to time).

“Rule 701” means Rule 701 et seq. promulgated by the Commission under the Securities Act. “SEC” means the Securities and Exchange Commission.

“Section 25102(o)” means Section 25102(o) of the California Corporations Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock (as defined in the Company’s Articles of Incorporation) reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 hereof, and any successor security.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing 50% or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.

“Termination,” “Terminated,” or “Terminates” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Board may make such provisions respecting crediting of service, including suspension of vesting of the Option (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. For purposes of Incentive Stock Options, no such approved leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Option Shares” means “Unvested Option Shares” as defined in the Stock Option Agreement for an Option.

“Vesting Event” means “Vesting Event” as defined in the Stock Option Agreement.

“Vested Option Shares” means “Vested Option Shares” as defined in the Stock Option Agreement.